Exhibit 99.1

Kinsale Capital Group Reports Third Quarter 2024 Results
Richmond, VA, October 24, 2024 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $114.2 million, $4.90 per diluted share, for the third quarter of 2024 compared to $76.1 million, $3.26 per diluted share, for the third quarter of 2023. Net income included after-tax catastrophe losses of $10.8 million in the third quarter of 2024 and $0.9 million in the third quarter of 2023. Net income was $305.7 million, $13.10 per diluted share, for the first nine months of 2024 compared to $204.7 million, $8.79 per diluted share, for the first nine months of 2023. Net income included after-tax catastrophe losses of $13.9 million in the first nine months of 2024 and $3.3 million in the first nine months of 2023.
Net operating earnings(1) were $97.9 million, $4.20 per diluted share, for the third quarter of 2024 compared to $77.2 million, $3.31 per diluted share, for the third quarter of 2023. Net operating earnings(1) were $267.0 million, $11.44 per diluted share, for the first nine months of 2024 compared to $201.1 million, $8.63 per diluted share, for the first nine months of 2023.
Highlights for the quarter included:
•Diluted earnings per share increased by 50.3% to $4.90 compared to the third quarter of 2023
•Diluted operating earnings(1) per share increased by 26.9% to $4.20 compared to the third quarter of 2023
•Gross written premiums increased by 18.8% to $448.6 million compared to the third quarter of 2023
•Net investment income increased by 46.4% to $39.6 million compared to the third quarter of 2023
•Underwriting income(2) was $86.9 million in the third quarter of 2024, resulting in a combined ratio(5) of 75.7%
•Annualized operating return on equity(7) was 28.2% for the nine months ended September 30, 2024

“Our third quarter results reflect the continued execution of our strategy of disciplined underwriting and technology-enabled low costs. Our reported 75.7% combined ratio includes a modest 3.8 points of net catastrophe losses. Looking ahead, we remain confident in our ability to drive profitable growth and deliver long-term value for stockholders,” said Chairman and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $448.6 million for the third quarter of 2024 compared to $377.8 million for the third quarter of 2023, an increase of 18.8%. Gross written premiums were $1.4 billion for the first nine months of 2024 compared to $1.2 billion for the first nine months of 2023, an increase of 21.6%. The increase in gross written premiums during the third quarter and first nine months of 2024 over the same periods last year reflected strong submission flow from brokers and a favorable, yet increasingly competitive, pricing environment.

Underwriting income(2) was $86.9 million, resulting in a combined ratio(5) of 75.7% for the third quarter of 2024, compared to $72.4 million and a combined ratio(5) of 74.8% for the same period last year. The increase in underwriting income(2) quarter over quarter was largely due to combination of premium growth and lower relative net commissions offset in part by higher catastrophe losses. Loss(3) and expense(4) ratios were 56.1% and 19.6%, respectively, for the third quarter of 2024 compared to 53.9% and 20.9% for the third quarter of 2023. Results for the third quarters of 2024 and 2023 included net favorable development of loss reserves from prior accident years of $10.1 million, or 2.8 points, and $9.1 million, or 3.2 points, respectively. The loss ratio for the third quarter of 2024 included 3.8 points of net catastrophe losses, primarily related to Hurricanes Helene, Francine and Beryl and tornadoes in the Midwest. Net catastrophe losses were negligible for the third quarter of 2023.
Underwriting income(2) was $228.0 million, resulting in a combined ratio(5) of 77.6% for the first nine months of 2024, compared to $185.5 million and a combined ratio(5) of 76.7% for the first nine months of 2023. The increase in underwriting income(2) was primarily due to a combination of premium growth and lower relative net commissions offset in part by higher catastrophe losses. Loss(3) and expense(4) ratios were 57.1% and 20.5%, respectively, for the first nine months of 2024 compared to 55.5% and 21.2% for the first nine months of 2023. Results for the first nine months of 2024 and 2023 included net favorable development of loss reserves from prior accident years of $28.1 million, or 2.7 points, and $28.6 million, or 3.6 points, respectively. The loss ratio for the first nine months of 2024 included 1.7 points of net catastrophe losses, primarily related to Hurricanes Helene, Francine and Beryl and tornadoes in the Midwest. Net catastrophe losses were negligible for the first nine months of 2023.
Summary of Operating Results
The Company’s operating results for the three and nine months ended September 30, 2024 and 2023 are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	($ in thousands)
Gross written premiums	$448,646	$377,789	$1,427,060	$1,173,599
Ceded written premiums	(98,709)	(83,509)	(295,833)	(215,248)
Net written premiums	$349,937	$294,280	$1,131,227	$958,351

Net earned premiums	$348,752	$281,502	$990,731	$775,706
Fee income	8,489	6,841	25,572	20,028
Losses and loss adjustment expenses	200,240	155,552	580,351	441,628
Underwriting, acquisition and insurance expenses	70,139	60,348	207,960	168,567
Underwriting income(2)	$86,862	$72,443	$227,992	$185,539

Loss ratio(3)	56.1%	53.9%	57.1%	55.5%
Expense ratio(4)	19.6%	20.9%	20.5%	21.2%
Combined ratio(5)	75.7%	74.8%	77.6%	76.7%

Annualized return on equity(6)	33.9%	33.9%	32.3%	32.7%
Annualized operating return on equity(7)	29.1%	34.4%	28.2%	32.1%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.

(3)    Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to the sum of net earned premiums and fee income.
(4)    Expense ratio, expressed as a percentage, is the ratio of underwriting, acquisition and insurance expenses to the sum of net earned premiums and fee income.
(5)    The combined ratio is the sum of the loss ratio and expense ratio as presented. Calculations of each component may not add due to rounding.
(6)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(7)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30, 2024		Three Months Ended September 30, 2023
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$196,750	55.1%	$163,545	56.7%
Current accident year - catastrophe losses	13,615	3.8%	1,154	0.4%
Effect of prior accident year development	(10,125)	(2.8)%	(9,147)	(3.2)%
Total	$200,240	56.1%	$155,552	53.9%

	Nine Months Ended September 30, 2024		Nine Months Ended September 30, 2023
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$590,810	58.1%	$466,056	58.6%
Current accident year - catastrophe losses	17,613	1.7%	4,179	0.5%
Effect of prior accident year development	(28,072)	(2.7)%	(28,607)	(3.6)%
Total	$580,351	57.1%	$441,628	55.5%

Investment Results
Net investment income was $39.6 million in the third quarter of 2024 compared to $27.1 million in the third quarter of 2023, an increase of 46.4%. Net investment income was $108.4 million in the first nine months of 2024 compared to $72.0 million in the first nine months of 2023, an increase of 50.7%. These increases were driven by growth in the Company's investment portfolio generated largely from the investment of strong operating cash flows and higher interest rates relative to the prior year period. Net operating cash flows were $763.3 million in the first nine months of 2024 compared to $648.3 million in the first nine months of 2023, an increase of 17.7%. The Company’s investment portfolio had an annualized gross investment return(8) of 4.3% for the first nine months of 2024 compared to 3.9% for the same period last year. Funds are generally invested conservatively in high quality securities with an average credit quality of "AA-" and the weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.1 years and 2.8 years at September 30, 2024 and December 31, 2023, respectively. Cash and invested assets totaled $4.0 billion at September 30, 2024 and $3.1 billion at December 31, 2023.
(8)    Gross investment return is investment income from fixed-maturity and equity securities (and short-term investments, if any), before any deductions for fees and expenses, expressed as a percentage of average beginning and ending book values of those investments during the period.
Other
The effective tax rates for the nine months ended September 30, 2024 and 2023 were 18.7% and 19.4%, respectively. In the first nine months of 2024 and 2023, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation, including stock options exercised, and from tax-exempt investment income.
Stockholders' equity was $1.4 billion at September 30, 2024 compared to $1.1 billion at December 31, 2023. Book value per share was $61.62 at September 30, 2024 compared to $46.88 at December 31, 2023. Annualized operating return on equity(7) was 28.2% for the first nine months of 2024, a decrease from 32.1% for the first nine months of 2023. The decrease was due primarily to higher average stockholders' equity as a result of profitable growth and an increase in the fair value of our fixed income portfolio offset in part by higher net operating earnings.
Share Repurchase Authorization
In October 2024, the Company's Board of Directors authorized a share repurchase program authorizing the repurchase of up to $100.0 million of the Company's common stock. The shares may be repurchased from time to time in open market purchases, privately-negotiated transactions, block purchases, accelerated share repurchase agreements or a combination of methods and pursuant to safe harbors provided by Rule 10b-18 and Rule 10b5-1 under the Securities Exchange Act of 1934. The timing, manner, price and amount of any repurchases under the share repurchase program will be determined by the Company in its discretion. The stock repurchase program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, net realized investment gains and losses, after taxes, and change in allowance for credit losses on investments, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three and nine months ended September 30, 2024 and 2023, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	($ in thousands, except per share data)
Net operating earnings:
Net income	$114,229	$76,115	$305,749	$204,706
Adjustments:
Change in the fair value of equity securities, before taxes	(20,659)	5,533	(41,871)	(3,796)
Income tax expense (benefit) (1)	4,338	(1,162)	8,793	797
Change in fair value of equity securities, after taxes	(16,321)	4,371	(33,078)	(2,999)

Net realized investment (gains) losses, before taxes	8	(4,274)	(6,737)	(913)
Income tax expense (benefit) (1)	(2)	898	1,415	192
Net realized investment (gains) losses, after taxes	6	(3,376)	(5,322)	(721)

Change in allowance for credit losses on investments, before taxes	(4)	143	(490)	199
Income tax expense (benefit) (1)	1	(30)	103	(42)
Change in allowance for credit losses on investments, after taxes	(3)	113	(387)	157
Net operating earnings	$97,911	$77,223	$266,962	$201,143

Diluted operating earnings per share:
Diluted earnings per share	$4.90	$3.26	$13.10	$8.79
Change in the fair value of equity securities, after taxes, per share	(0.70)	0.19	(1.42)	(0.13)
Net realized investment (gains) losses, after taxes, per share	—	(0.14)	(0.23)	(0.03)
Change in allowance for credit losses on investments, after taxes, per share	—	—	(0.02)	0.01
Diluted operating earnings per share(2)	$4.20	$3.31	$11.44	$8.63

Operating return on equity:
Average equity(3)	$1,346,076	$897,789	$1,260,891	$834,606
Annualized return on equity(4)	33.9%	33.9%	32.3%	32.7%
Annualized operating return on equity(5)	29.1%	34.4%	28.2%	32.1%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Average equity is computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, change in allowance for credit losses on investments, interest expense, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and nine months ended September 30, 2024 and 2023, net income reconciles to underwriting income as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income	$114,229	$76,115	$305,749	$204,706
Income tax expense	30,169	19,378	70,316	49,290
Income before income taxes	144,398	95,493	376,065	253,996
Net investment income	(39,644)	(27,086)	(108,424)	(71,953)
Change in the fair value of equity securities	(20,659)	5,533	(41,871)	(3,796)
Net realized investment (gains) losses	8	(4,274)	(6,737)	(913)
Change in allowance for credit losses on investments	(4)	143	(490)	199
Interest expense	2,589	2,573	7,575	7,867
Other expenses (6)	692	401	3,451	1,220
Other income	(518)	(340)	(1,577)	(1,081)
Underwriting income	$86,862	$72,443	$227,992	$185,539
(6)    Other expenses includes primarily corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, October 25, 2024 at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (800) 715-9871, conference ID# 7469751, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on November 22, 2024.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	(in thousands, except per share data)
Gross written premiums	$448,646	$377,789	$1,427,060	$1,173,599
Ceded written premiums	(98,709)	(83,509)	(295,833)	(215,248)
Net written premiums	349,937	294,280	1,131,227	958,351
Change in unearned premiums	(1,185)	(12,778)	(140,496)	(182,645)
Net earned premiums	348,752	281,502	990,731	775,706
Fee income	8,489	6,841	25,572	20,028
Net investment income	39,644	27,086	108,424	71,953
Change in the fair value of equity securities	20,659	(5,533)	41,871	3,796
Net realized investment gains (losses)	(8)	4,274	6,737	913
Change in allowance for credit losses on investments	4	(143)	490	(199)
Other income	518	340	1,577	1,081
Total revenues	418,058	314,367	1,175,402	873,278

Expenses
Losses and loss adjustment expenses	200,240	155,552	580,351	441,628
Underwriting, acquisition and insurance expenses	70,139	60,348	207,960	168,567
Interest expense	2,589	2,573	7,575	7,867
Other expenses	692	401	3,451	1,220
Total expenses	273,660	218,874	799,337	619,282
Income before income taxes	144,398	95,493	376,065	253,996
Total income tax expense	30,169	19,378	70,316	49,290
Net income	114,229	76,115	305,749	204,706

Other comprehensive income (loss)
Change in net unrealized losses on available-for-sale investments, net of taxes	63,464	(23,511)	47,866	(20,109)
Total comprehensive income	$177,693	$52,604	$353,615	$184,597

Earnings per share:
Basic	$4.93	$3.30	$13.21	$8.89
Diluted	$4.90	$3.26	$13.10	$8.79

Weighted-average shares outstanding:
Basic	23,175	23,058	23,150	23,036
Diluted	23,335	23,315	23,333	23,298

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$3,467,038	$2,711,759
Equity securities at fair value	365,626	234,813
Real estate investments, net	15,045	14,791
Short-term investments	—	5,589
Total investments	3,847,709	2,966,952

Cash and cash equivalents	111,691	126,694
Investment income due and accrued	26,083	21,689
Premiums receivable, net	134,952	143,212
Reinsurance recoverables, net	318,636	247,836
Ceded unearned premiums	55,370	52,516
Deferred policy acquisition costs, net of ceding commissions	110,590	88,395
Intangible assets	3,538	3,538
Deferred income tax asset, net	34,995	55,699
Other assets	88,679	66,443
Total assets	$4,732,243	$3,772,974

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$2,160,763	$1,692,875
Unearned premiums	844,701	701,351
Payable to reinsurers	43,215	47,582
Accounts payable and accrued expenses	39,780	44,922
Debt	184,053	183,846
Other liabilities	24,782	15,566
Total liabilities	3,297,294	2,686,142

Stockholders' equity	1,434,949	1,086,832
Total liabilities and stockholders' equity	$4,732,243	$3,772,974